Exhibit 99.1

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Kathleen Nemeth	Carol Kimura
Vice President, Investor Relations	Vice President, Brand, Digital & Growth Marketing
Omnicell, Inc.	Omnicell, Inc.
(650) 435-3318	(650) 251-6363
kathleen.nemeth@omnicell.com	carol.kimura@omnicell.com

Omnicell Acquires MarkeTouch Media

Strategic acquisition of pharmacy technology solutions provider expands and deepens EnlivenHealth division’s footprint across key pharmacy segments

Accelerates Software-as-a-Service (“SaaS”) technology roadmap

Mountain View, Calif.,-- January 4, 2022 — Omnicell, Inc. (Nasdaq:OMCL), a leading provider of medication management solutions and adherence tools for health systems and pharmacies, today announced it has acquired pharmacy software solutions provider MarkeTouch Media, LLC for total aggregate cash consideration of $82 million, subject to customary adjustments. The acquisition is expected to expand the footprint of Omnicell’s EnlivenHealthTM division across the retail pharmacy sector, while enhancing potential growth opportunities in new market segments like specialty pharmacy and pharmacy benefits management.

Recent studies have shown that the use of mobile apps can significantly improve medication adherence.1 The addition of MarkeTouch Media’s mobile and web-based technology and patient engagement solutions to EnlivenHealth’s suite of industry-leading SaaS-based solutions is expected to create a comprehensive offering that will help pharmacies and health plans to thrive while improving the lifelong health of their patients and members.

MarkeTouch Media’s longstanding pharmacy chain relationships further broaden EnlivenHealth’s national pharmacy network, enabling health plan partners to measurably improve their members’ medication adherence and overall health outcomes, while driving plan performance and profitability.

“Advanced, personalized communications, driven through SaaS-based solutions, play a critical role in enabling retail pharmacies and health plans to measurably improve patient health outcomes and retention while driving profitability,” said Randall Lipps, chairman, president, CEO, and founder of Omnicell. “The addition of MarkeTouch Media is intended to further strengthen Omnicell’s Advanced Services portfolio and extend our leadership position as a trusted technology partner for all sectors of pharmacy and associated healthcare stakeholders.”

“We are thrilled to be joining with one of the most respected and innovative medication management technology leaders in the industry,” said Charles Russo, chief executive officer of MarkeTouch Media. “The combination of our mobile and web-based capabilities and patient engagement solutions with EnlivenHealth’s broad portfolio of digital technology solutions will create a robust offering that will help pharmacies and health plans continue to achieve better patient health outcomes and business results.”

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Transaction Highlights

Under the terms of the purchase agreement, the acquisition price was $82 million, subject to customary adjustments. The MarkeTouch Media business that is being acquired recorded approximately $14 million in total revenue (unaudited) for the 12 months ended October 31, 2021. The acquisition was completed on December 31, 2021. Omnicell used available cash on its balance sheet to finance the transaction, which is expected to be immediately accretive to Omnicell’s non-GAAP EBITDA and non-GAAP earnings per share.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the outcome of the acquisition, the expected benefits of the acquisition of the MarkeTouch Media business, including the impact of the acquisition on Omnicell’s products and services, the capabilities of the products and services of the MarkeTouch Media business, the impact of the acquisition on Omnicell’s non-GAAP EBITDA and non-GAAP earnings per share, and the potential growth and opportunities in the specialty pharmacy and pharmacy benefits management segments. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” and similar expressions are intended to identify forward-looking statements. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: that the transaction may yield additional value for stockholders; difficulties encountered or delays in integrating the acquired business, including those related to technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition, and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; the effect of the acquisition on Omnicell’s business relationships, operating results and business generally; disruption of current plans and operations, including potential disruptions with respect to Omnicell’s employees, vendors, clients and customers, as well as management diversion or potential litigation; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic (including new variants of the virus), and other industry or economic conditions outside of Omnicell’s control.

Additional information on potential factors that could affect Omnicell’s financial results is included in Part I, Item 1A, “Risk Factors” in Omnicell’s Annual Report on Form 10-K for the period ended December 31, 2020, as updated in Omnicell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is on file with the U.S. Securities and Exchange Commission (“SEC”), and in Omnicell’s other reports filed with or furnished to the SEC, as available at

www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Advisors

Sidley Austin LLP served as legal counsel to Omnicell. Fortitude Advisors served as lead investment banking advisor to MarkeTouch Media, with Arma Partners serving as co-advisor. Winstead PC acted as legal counsel to MarkeTouch Media.

About MarkeTouch Media

Founded in 2002, MarkeTouch Media, is the preeminent provider of pharmacy prescription management and patient engagement solutions which significantly improve medication adherence and health outcomes for patients, while increasing revenue, profitability, efficiency, and customer loyalty for pharmacies. The Company’s unique approach to communications technology and its patented client interface allows patients to choose how they wish to communicate (via mobile app, email, text or voice), delivering an unparalleled automated and personalized patient engagement experience. MarkeTouch’s comprehensive multi-channel patient communication solutions are developed, hosted and managed 100% in-house – and the Company manages over 300 million annual communications, on behalf of pharmacies with over 9,000 locations across North America. MarkeTouch’s solutions include outbound notifications, MedSync, Mobile/Web, clinical scheduling, hosted IVR and specialty pharmacy solutions.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the autonomous pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings. Over 7,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 60,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions. To learn more, visit www.omnicell.com.

OMNICELL is a registered trademark and the Omnicell logo and EnlivenHealth are trademarks of Omnicell, Inc. or one of its subsidiaries.

1 https://www.jmcp.org/doi/pdf/10.18553/jmcp.2020.26.4.550#:~:text=The%20meta%2Danalysis%20showed%20that,low%20quality%20of%20GRADE%20evidence.